NTN Buzztime, Inc. Reports Third Quarter 2019 Results

- Grew Cash Flow from Operations to $1.8 Million YTD 2019, Up from $528,000 YTD 2018 -

- Signed Repeat Customer for $3 Million Hardware Deal -

- Secured Hardware Partnership to Enable Digital Marketing and Loyalty Platform-

CARLSBAD, Calif., October 30, 2019, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the third quarter ended September 30, 2019.

Allen Wolff, Interim CEO, said, “Our overarching vision will continue to be delivering interactive entertainment and innovative technology that helps customers acquire, engage and retain patrons. Earlier this year, we launched our mobile app, ad exchange and lighter product, and we continued investment in our hardware solution. For the third quarter, we reported 71% gross margin and posted our 14th consecutive quarter of positive EBITDA. We secured a $3 million hardware follow-on contract with our correctional facility partner, formed a partnership to deliver tablets to a digital marketing and loyalty company, and grew our hardware pipeline to over $30 million at quarter end. Also, sites with our new, lighter product Buzztime Basic grew and we increased volume on our ad exchange.

“Our team is committed to driving growth, executing on key initiatives and operating efficiently. With this resolve and a more diverse product suite, we are focused on delivering revenue on a shorter horizon, scaling the business and achieving Buzztime’s full potential.”

Financial Results for the Third Quarter Ended September 30, 2019

Total revenues were $4.6 million, compared to $5.2 million in the second quarter of 2019 and $6.0 million in the third quarter of 2018, reflecting a decrease in subscription revenue due to lower site count and in hardware revenue due to the timing of deploying larger deals. Direct costs were $1.3 million, compared to $2.1 million for the same period in 2018. Gross margin was 71%, compared to 65% for the same period in 2018, reflecting product mix. Selling, general and administrative expense was $3.5 million, relatively flat compared to the prior year quarter. The company is reducing its full-year 2019 SG&A forecast from $14 million to less than $13.5 million. Net loss attributable to common shareholders was $351,000, or $0.12 per share, compared to a net income attributable to common shareholders of $222,000, or $0.08 per share, in the prior year quarter. EBITDA was $465,000, compared to $1.1 million in the prior year quarter.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA is positive this quarter, it may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Site Count for the Quarter Ended September 30 , 2019

Excluding the Buzztime Basic locations, the site count was 2,565 at September 30, 2019, compared to 2,609 at June 30, 2019. Management anticipates that site count will continue to fluctuate.

Liquidity

Cash, cash equivalents and restricted cash was $2.8 million at September 30, 2019, compared to $2.8 million at December 31, 2018. For the first nine months in 2019, cash flow from operations was $1.8 million, increasing from $528,000 for the same period last year.

Conference Call

Management will review the results on a conference call with a live question and answer session today, October 30, 2019, at 4:30 p.m. ET. To access the call, please use passcode 9388102 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com/investors. The replay of the call will be available until November 6, 2019.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding full-year 2019 SG&A forecast. Among the factors that could cause or contribute to material differences between the Company’s actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to, the Company’s ability to raise additional funds in the future on favorable terms or at all; the Company’s ability to compete effectively within the highly competitive interactive games, entertainment and marketing services industries, including the Company’s ability to successfully commercially launch attractive product offerings; the Company’s ability to grow its subscription revenue and successfully implement its other business strategies; the impact of new products and technological change, especially in the mobile and wireless markets, on the Company’s operations and competitiveness; the Company’s ability to maintain an adequate supply of its tablets and related equipment; the Company’s ability to comply with its financial covenants to Avidbank and its right to declare a default if the Company does not, which could lead to all payment obligations becoming immediately due and payable; the Company’s ability to adequately protect its proprietary rights and intellectual property; the Company’s ability to successfully and efficiently manage the design, manufacturing and assembly process of the tablet and related equipment used in its tablet platform; and the other risks and uncertainties described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and described in other documents we file from time to time with the Securities and Exchange Commission thereafter.Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter@buzztime.

IR AGENCY CONTACT:

Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,533	$2,536
Restricted cash	51	50
Accounts receivable, net	777	1,143
Site equipment to be installed	1,601	2,539
Prepaid expenses and other current assets	585	517
Total current assets	5,547	6,785

Restricted cash, long-term	200	200
Operating lease right-of-use assets	2,176	—
Fixed assets, net	3,365	4,667
Software development costs, net	2,504	2,018
Deferred costs	340	424
Goodwill	687	667
Other assets	100	103

Total assets	$14,919	$14,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$335	$271
Accrued compensation	450	572
Accrued expenses	322	444
Sales taxes payable	71	87
Income taxes payable	6	1
Current portion of long-term debt	1,000	1,000
Current portion of obligations under operating leases	412	—
Current portion of obligations under financing leases	22	45
Current portion of deferred revenue	743	1,267
Other current liabilities	171	337
Total current liabilities	3,532	4,024

Long-term debt	1,987	2,729
Obligations under operating leases	2,992	—
Obligations under financing leases	25	41
Deferred revenue	13	30
Deferred rent	—	1,123
Other liabilities	25	—
Total liabilities	8,574	7,947

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at September 30, 2019 and December 31, 2018	1	1
Common stock, $0.005 par value, 15,000 shares authorized at September 30, 2019 and December 31, 2018; 2,895 and 2,875 shares issued at September 30, 2019 and December 31, 2018, respectively	14	14
Treasury stock, at cost, 10 shares at September 30, 2019 and December 31, 2018	(456)	(456)
Additional paid-in capital	136,695	136,552
Accumulated deficit	(130,156)	(129,394)
Accumulated other comprehensive income	247	200
Total shareholders’ equity	6,345	6,917

Total liabilities and shareholders’ equity	$14,919	$14,864

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues
Subscription revenue	$3,723	$4,005	$11,356	$12,111
Hardware revenue	11	1,158	811	2,427
Other revenue	846	841	2,471	2,878
Total revenues	4,580	6,004	14,638	17,416

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,344	2,115	4,545	6,109
Selling, general and administrative	3,464	3,444	10,355	11,123
Depreciation and amortization (excluding depreciation and amortization included in direct costs	88	75	273	244
Total operating expenses	4,896	5,634	15,173	17,386
Operating (loss) income	(316)	370	(535)	30
Other expense, net	(16)	(138)	(189)	(305)
(Loss) income before income taxes	(331)	232	(724)	(275)
Income tax provision	(19)	(10)	(30)	(36)
Net (loss) income	(351)	222	(754)	(311)
Series A preferred stock dividend	—	—	(8)	(8)
Net (loss) income attributable to common shareholders	$(351)	$222	$(762)	$(319)

Net (loss) income per common share – basic and diluted	$(0.12)	$0.08	$(0.27)	$(0.12)

Weighted average shares outstanding – basic and diluted	2,874	2,857	2,870	2,628

Comprehensive (loss) income:
Net (loss) income	$(351)	$222	$(754)	$(311)
Foreign currency translations adjustment	(18)	39	47	(52)
Total comprehensive (loss) income	$(369)	$261	$(707)	$(363)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine months ended September 30,
	2019	2018
Cash flows provided by operating activities:
Net loss	$(754)	$(311)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,191	2,068
Provision for doubtful accounts	144	53
Amortization of operating lease right-of-use assets	217	—
Scrap expense	5	30
Transfer of fixed assets to sales-type lease	7	10
Stock-based compensation	172	368
Amortization of debt issuance costs	7	57
Loss from disposition of equipment and capitalized software	42	53
Changes in assets and liabilities:
Accounts receivable	222	(617)
Site equipment to be installed	475	(267)
Operating lease liabilities	(111)	—
Prepaid expenses and other liabilities	(66)	40
Accounts payable and accrued expenses	(196)	69
Income taxes	4	24
Deferred costs	84	305
Deferred revenue	(541)	(1,209)
Deferred rent	—	(148)
Other liabilities	(141)	3
Net cash provided by operating activities	1,761	528

Cash flows used in investing activities:
Capital expenditures	(111)	(291)
Capitalized software development expenditures	(882)	(690)
Proceeds from sale of equipment	29	—
Net cash used in investing activities	(964)	(981)

Cash flows (used in) provided by financing activities:
Net proceeds from issuance of common stock related to registered direct offering	—	1,375
Proceeds from long-term debt	—	4,000
Payment on long-term debt	(750)	(5,019)
Principal payments on financing leases	(39)	(132)
Payment of preferred stockholder dividends	(8)	(8)
Tax withholding related to net share settlement of vested restricted stock units	(29)	(12)
Net cash (used in) provided by financing activities	(826)	181

Effect of exchange rate on cash	27	(28)
Net decrease in cash and cash equivalents	(2)	(300)
Cash, cash equivalents and restricted cash at beginning of period	2,786	3,378
Cash, cash equivalents and restricted cash at end of period	$2,784	$3,078

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NTN BUZZTIME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP TO NON-GAAP

(unaudited)

(In thousands)

A schedule reconciling the Company’s consolidated net (loss) income calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net (loss) income per GAAP (in thousands) to EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net (loss) income per GAAP	$(351)	$222	$(754)	$(311)
Interest expense, net	60	118	196	305
Income tax provision	19	10	30	36
Depreciation and amortization	737	732	2,191	2,068
Total EBITDA	$465	$1,082	$1,663	$2,098

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